UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 8, 2009 (June 4, 2009)

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 are presentation materials to investors and others made by the chief executive officer and chief financial officer of Farmers Capital Bank Corporation (the “Company”). The presentation materials contain selected historical and forward looking financial and nonfinancial information. The presentation does not represent a complete set of financial statements and related footnotes prepared in conformity with generally accepted accounting principals. Reference is made to the cautionary statement on forward looking information on page two of the presentation.

The information in Item 7.01 and Exhibit 99.1 is being furnished and not deemed as “filed”. Accordingly, the information in Item 7.01 and Exhibit 99.1 of Item 9.01 is also deemed not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless specifically identified therein as being incorporated by reference.

The furnishing of presentation materials in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete or that investors should consider the information before making an investment decision with respect to any security of the Company or any of its affiliates.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

(C)           Exhibits

Exhibit 99.1 – Presentation materials of Farmers Capital Bank Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

Date June 8, 2009	/s/ G. Anthony Busseni
G. Anthony Busseni
President and Chief Executive Officer